UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2012

Penn Treaty American Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Legacy Drive, Suite 130  Frisco, TX 75034

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:  (469) 287-7044

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 21, 2012, Penn Treaty American Corporation (the “Company”) commenced the mailing of a letter to its shareholders of record.  The shareholder letter describes the status of the proceedings relating to the Pennsylvania Insurance Commissioner’s efforts to liquidate the Company’s direct and indirect subsidiaries, Penn Treaty Network America Insurance Company (“PTNA”) and American Network Insurance Company (“ANIC”).  The shareholder letter also describes the settlement of the lawsuit against the Company regarding paid time off obligations and a federal income tax refund received by the Company.  The shareholder letter describes the disposition of the fee petition filed by the Company and Eugene Woznicki, the Chairman of the boards of the Company, PTNA and ANIC, seeking reimbursement of certain of the Company’s expenses from PTNA and ANIC and the receipt of such funds. The shareholder letter also provides certain internally prepared, unaudited, and not independently reviewed, financial information of the Company (not including financial information related to the Company’s direct or indirect subsidiaries) as of July 31, 2012.

A copy of the shareholder letter is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)                                                         Exhibits

Exhibits

99.1	Penn Treaty American Corporation Letter to Shareholders dated August 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

August 21, 2012	By:	/s/ Eugene Woznicki
Eugene Woznicki
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Penn Treaty American Corporation Letter to Shareholders dated August 21, 2012.